Exhibit 3.3

FORM OF AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

OF

THE WHITEWAVE FOODS COMPANY

FIRST: The name of the corporation is THE WHITEWAVE FOODS COMPANY (hereinafter called the “Corporation”).

SECOND: The address of the registered office of the Corporation in the State of Delaware is 1209 Orange Street, County of New Castle, Wilmington, Delaware 19801. The name of the registered agent of the Corporation in the State of Delaware at such address is The Corporation Trust Company.

THIRD: The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized and incorporated under the General Corporation Law of the State of Delaware or any applicable successor act thereto, as the same may be amended from time to time (the “DGCL”).

FOURTH: The total number of shares of all classes of capital stock that the Corporation is authorized to issue is [—] shares, consisting of (i) [—] shares of Class A common stock, par value $0.01 per share (the “Class A Common Stock”), (ii) [—] shares of Class B common stock, par value $0.01 per share (the “Class B Common Stock” and, together with the Class A Common Stock, the “Common Stock”), and (iii) [—] shares of Preferred Stock, par value $0.01 per share (“Preferred Stock”). Subject to the rights of the holders of any series of Preferred Stock, the number of authorized shares of any of the Class A Common Stock, Class B Common Stock or Preferred Stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of a majority in voting power of the stock of the Corporation entitled to vote thereon irrespective of the provisions of Section 242(b)(2) of the DGCL, and no vote of the holders of any of the Class A Common Stock, Class B Common Stock or Preferred Stock voting separately as a class shall be required therefor.

A. Common Stock.

1. Ranking. The powers, preferences and relative participating, optional or other special rights, and the qualifications, limitations and restrictions of the Class A Common Stock and the Class B Common Stock, shall be in all respects identical, except as otherwise required by law or expressly provided in this Amended and Restated Certificate of Incorporation (as amended from time to time, including the terms of any Preferred Stock Designation (as defined below), this “Certificate of Incorporation”). The voting, dividend and liquidation rights of the holders of the Common Stock are subject to and qualified by the rights of the holders of the Preferred Stock of any series as may be designated by the Board of Directors of the Corporation (the “Board”) upon any issuance of the Preferred Stock of any series.

2. Voting. Except as otherwise provided by law or by the resolution or resolutions providing for the issue of any series of Preferred Stock, the holders of outstanding shares of Common Stock shall have the exclusive right to vote for the election and removal of directors and for all other purposes. Except as otherwise required by law or this Certificate of Incorporation:

(a) with respect to any actions of stockholders for which a record date was fixed each share of Class A Common Stock outstanding on any such record date shall be entitled to one vote and each share of Class B Common Stock outstanding on any such record date shall, subject to adjustment as set forth in Section A(6)(d) below, be entitled to 10 votes;

(b) the holders of Class A Common Stock and the Class B Common Stock shall vote together as a single class and their votes shall be counted and totaled together, subject to any voting rights which may be granted to holders of Preferred Stock, on all matters submitted to a vote of stockholders of the Corporation;

(c) holders of Common Stock shall be entitled to cast votes in person or by proxy in the manner and to the extent permitted under the Amended and Restated By-laws of the Corporation (the “By-laws”);

(d) notwithstanding any other provision of this Certificate of Incorporation to the contrary, (i) so long as any shares of Class A Common Stock are outstanding, the Corporation shall not, without the affirmative vote of the holders of shares representing at least a majority of the votes entitled to be cast by the then-outstanding shares of Class A Common Stock, amend, alter or repeal (whether by merger or otherwise) any provision of this Certificate of Incorporation so as to affect adversely the relative powers, special rights, preferences, qualifications, limitations or restrictions of the Class A Common Stock as compared to those of the Class B Common Stock and (ii) so long as any shares of Class B Common Stock are outstanding, the Corporation shall not, without the affirmative vote of the holders of shares representing at least a majority of the votes entitled to be cast by the then-outstanding shares of Class B Common Stock, amend, alter or repeal (whether by merger or otherwise) any provision of this Certificate so as to affect adversely the relative powers, special rights, preferences, qualifications, limitations or restrictions of the Class B Common Stock as compared to those of the Class A Common Stock; provided that, for the foregoing purposes, any alteration or change with respect to, and any provision for, the voluntary, mandatory or other conversion of the Class B Common Stock into or for Class A Common Stock on a one-for-one basis shall be deemed not to adversely affect the rights of the Class A Common Stock; and

(e) notwithstanding any other provision of this Certificate of Incorporation to the contrary, (i) the holders of Common Stock shall not be entitled to vote on any amendment to this Certificate of Incorporation (including any Preferred Stock Designation) that relates solely to the terms of one or more outstanding series of Preferred Stock if the holders of such affected series are entitled, either separately or together as a class with the holders of one or more other such series, to vote thereon pursuant to this Certificate of Incorporation (including any Preferred Stock Designation) or the DGCL and (ii) the holders of any class of Common Stock shall not be entitled to vote on any amendment to this Certificate of Incorporation that relates solely to the terms of another outstanding class of Common Stock if the holders of such affected class are entitled to vote thereon as a separate class pursuant to this Certificate of Incorporation or the DGCL.

3. Dividends; Changes in Common Stock. No dividend or distribution may be declared or paid on any share of Class A Common Stock unless a dividend or distribution, payable in the same consideration and manner, is simultaneously declared or paid, as the case may be, on each share of Class B Common Stock, nor shall any dividend or distribution be declared or paid on any share of Class B Common Stock unless a dividend or distribution, payable in the same consideration and manner, is simultaneously declared or paid, as the case may be, on each share of Class A Common Stock, in each case without preference or priority of any kind; provided, however, that if dividends are declared that are payable in shares of Class A Common Stock or in shares of Class B Common Stock, as the case may be, or in rights, options, warrants or other securities convertible into or exchangeable for shares of Class A Common Stock or shares of Class B Common Stock, such dividends shall be declared at the same rate on both classes of Common Stock and the dividends payable in shares of Class A Common Stock or in rights, options, warrants or other securities convertible into or exchangeable for shares of Class A Common Stock shall be payable to holders of Class A Common Stock and the dividends payable in shares of Class B Common Stock or in rights, options, warrants or other securities convertible into or exchangeable for shares of Class B Common Stock shall be payable to holders of Class B Common Stock.

If the Corporation in any manner subdivides or combines the then-outstanding shares of Class B Common Stock, the then-outstanding shares of Class A Common Stock shall be proportionately subdivided or combined, as the case may be. If the Corporation in any manner subdivides or combines the then-outstanding shares of Class A Common Stock, the then-outstanding shares of Class B Common Stock shall be proportionately subdivided or combined, as the case may be.

4. Liquidation. Subject to the rights of the holders of Preferred Stock and without limiting the generality of Section A(1) above, shares of Class A Common Stock and Class B Common Stock shall rank pari passu with each other as to any distribution of assets in the event of any liquidation, dissolution or winding up of the affairs of the Corporation, whether voluntary or involuntary. A liquidation, dissolution or winding up of the affairs of the Corporation, as such terms are used in this Section A(4), shall not be deemed to be occasioned by or to include any consolidation or merger of the Corporation with or into any other person (which shall be subject to Section A(5)) or a sale, lease, exchange or conveyance of all or a part of its assets.

5. Reorganization or Merger. Subject to the rights of the holders of Preferred Stock, in case of any reorganization, consolidation, share exchange or merger of the Corporation with or into another person or persons in which shares of Class A Common Stock or Class B Common Stock are converted into (or entitled to receive with respect thereto) shares of stock or other securities or property (including cash), each holder of a share of Class A Common Stock and each holder of a share of Class B Common Stock shall be entitled to receive with respect to each such share the same kind and amount of shares of stock and other securities and property

(including cash). In the event that the holders of shares of Class A Common Stock or shares of Class B Common Stock are granted rights to elect to receive one of two or more alternative forms of consideration, the foregoing provision shall be deemed satisfied if holders of shares of Class A Common Stock and holders of shares of Class B Common Stock are granted substantially identical election rights, as the case may be.

6. Conversion of Class B Common Stock.

(a) Each record holder of shares of Class B Common Stock may, at the option of such holder, convert, at any time and from time to time, any or all of such shares into an equal number of shares of Class A Common Stock by surrendering the certificates, if any, or delivering an affidavit of lost certificate, for such shares, accompanied by any payment required for documentary, stamp or similar issue or transfer taxes and by a written notice by such record holder delivered to the Corporation at its registered office in the State of Delaware or its principal place of business stating that such record holder desires to convert such shares of Class B Common Stock into the same number of shares of Class A Common Stock (including, but not limited to, for the purpose of the sale, distribution or other disposition of such shares of Class A Common Stock), and requesting that the Corporation issue all of such shares of Class A Common Stock to persons named in such notice. Such notice shall set forth the number of shares of Class A Common Stock to be issued to each such person and the denominations in which the certificates, if any, therefor are to be issued. To the extent permitted by law, such voluntary conversion shall be deemed to have been effected at the close of business on the date such notice is delivered to the Corporation in accordance with this Section 6.

(b) Each share of Class B Common Stock shall be automatically converted into one share of Class A Common Stock upon the transfer of such share if, after such transfer, such share is not beneficially owned by a DFC Entity.

(c) Each outstanding share of Class B Common Stock shall be automatically converted into one share of Class A Common Stock at the close of business on the date on which the aggregate number of outstanding shares of Class A Common Stock and Class B Common Stock beneficially owned by DFC Entities represents less than 50% of the aggregate number of shares of the then-outstanding Common Stock.

(d) Notwithstanding the foregoing Sections A(6)(a), A(6)(b) or A(6)(c), if DFC Entities transfer all or any portion of the Class B Common Stock to DFC stockholders in connection with a transaction intended to qualify for non-recognition of gain and loss under Section 355 of the Internal Revenue Code (or any corresponding provisions of any successor statute) (a “Distribution”), the distributed shares of Class B Common Stock shall not be converted into Class A Common Stock as a result of such Distribution and shall no longer be convertible into Class A Common Stock, whether automatically, at the election of the holder of the Class B Common Stock, or otherwise (except as hereinafter set forth in this Section A(6)(d)), provided, however, that, subject to the third to last sentence of this Section A(6)(d), the number of votes that each share of Class B Common Stock is entitled to cast pursuant to Section A(2)(a) above on either or both of (x) the election and removal of directors or (y) all matters other than the election and removal of directors presented to the stockholders of the Corporation may, effective upon such Distribution, be reduced to any whole number as may be determined by the Board that is less than ten (10) (but not lower than one) and that would permit such Distribution to qualify as tax-free under Section 355 of the Internal Revenue Code, provided that the following conditions have been satisfied prior to the effectiveness of such Distribution: (i) the Board shall have adopted a resolution setting forth the number of votes each share of Class B Common Stock shall be entitled to cast with respect to the election and removal of directors and the number of votes each share of Class B Common Stock shall be entitled to cast with respect to all matters other than the election and removal of directors presented to the stockholders of the Corporation; (ii) the Board shall have received prior written consent from DFC in its sole and absolute discretion, which shall be exercised in good faith solely to preserve the tax-free status of the Distribution under Section 355 of the Internal Revenue Code and any disposition of Class A Common Stock to DFC creditors (including creditors of a DFC subsidiary) intended to qualify as tax-free under Section 361(c) of the Internal Revenue Code (the “Tax-Free Transactions”); and (iii) the Corporation shall have publicly announced such voting rights by press release. Subject to the third to last sentence of this Section A(6)(d), if any or all of such conditions shall not have been satisfied with respect to either or both of (x) the election and removal of directors or (y) all matters other than the election and removal of directors presented to the stockholders of the Corporation, prior to the effectiveness of such Distribution, then, from and after such Distribution, each share of Class B Common Stock shall continue to be entitled to cast ten (10) votes with respect to either or both of (x) the election and removal of directors or (y) all matters other than the election and removal of directors presented to the stockholders of the Corporation, as the case may be (except to the extent the voting rights of the Class B Common Stock have been otherwise modified or amended in accordance with the provisions of this Certificate of Incorporation). For the purposes of this Section A, a Distribution shall be deemed to have occurred at the time the shares are first transferred to stockholders of DFC following receipt of a certificate described in Section A(6)(h)(ii) below. At any time following such Distribution, subject to Board approval thereof, the Corporation may submit for stockholder approval, subject to the conditions set forth below, a proposal to convert all outstanding shares of Class B Common Stock into shares of Class A Common Stock; provided, however, that the Corporation has received an opinion of counsel or a favorable private letter ruling from the Internal Revenue Service, in either case satisfactory to DFC, in its sole and absolute discretion, which shall be exercised in good faith solely to preserve the tax-free status of the Tax-Free Transactions (and in determining whether an opinion or ruling is satisfactory, DFC may consider, among other factors, the appropriateness of any underlying assumptions and representations if used as a basis for the opinion or ruling, and DFC may determine that no opinion or ruling would be acceptable to DFC), to the effect that such conversion will not affect the tax-free treatment of the Tax-Free Transactions. If such an opinion or ruling is received, approval of such conversion may be submitted to a vote of the holders of the Common Stock. Approval of such conversion shall require the affirmative vote of a majority of the votes cast by the holders of the Class A Common Stock and the affirmative vote of a majority of the votes cast by the holders of the Class B Common Stock, voting as separate classes, unless the Board (i) has determined approval of such conversion by the affirmative vote of a majority of the votes cast by the holders of the Class A Common Stock and Class B Common Stock, voting together as a single class, would not affect the tax-free treatment of the Tax-Free Transactions, subject to the receipt by the Board of an opinion of counsel or a favorable private letter ruling from the Internal Revenue Service regarding such tax-free treatment of the Tax-Free Transactions, and (ii) shall have received prior written consent from DFC, in its sole and absolute discretion, which shall be exercised in good faith solely to preserve the tax-free status of the Tax-Free Transactions, in which case neither class of Common Stock shall be entitled to a separate class vote. If the Class A Common Stock and Class B Common Stock vote together as a single class on such conversion, each share of Class A Common Stock and Class B Common Stock shall be entitled to the votes as determined in accordance with Section A(2)(a) of this Certificate of Incorporation, including any adjustment pursuant to the first sentence of this Section A(6)(d), unless the Board (i) has determined that providing each share of Class A Common Stock and Class B Common Stock with one vote per share would not affect the tax-free treatment of the Tax-Free Transactions, subject to the receipt by the Board of an opinion of counsel or a favorable private letter ruling from the Internal Revenue Service regarding such tax-free treatment of the Tax-Free Transactions, and (ii) shall have received prior written consent from DFC, in its sole and absolute discretion, which shall be exercised in good faith solely to preserve the tax-free status of the Tax-Free Transactions, in which case each share of Class A Common Stock and Class B Common Stock will have one vote per share on such matter. Such conversion shall be effective on the close of business on the date on which such proposal is approved by the stockholders of the Corporation. In the event of any Distribution, any outstanding shares of Class B Common Stock that are not distributed in such Distribution shall automatically convert into shares of Class A Common Stock in accordance with the terms of this Certificate of Incorporation upon such Distribution.

(e) The Corporation shall provide notice of (i) any automatic conversion of outstanding shares of Class B Common Stock to holders of record of such shares of Class A Common Stock resulting from the conversion pursuant to Section A(6)(b) above as soon as practicable following such conversion; and (ii) any automatic conversion of all outstanding shares of Class B Common Stock pursuant to Section A(6)(c) above to all holders of record of such shares of Class B Common Stock as soon as practicable following such conversion; provided, however, that in the case of conversion as described in clause (ii) the Corporation may satisfy such notice requirements by providing such notice prior to such conversion. Such notice shall be provided by any means then permitted by the DGCL; provided further, however, that no failure to give such notice nor any defect therein shall affect the validity of the automatic conversion of any shares of Class B Common Stock.

(f) Immediately upon conversion of any shares of Class B Common Stock into shares of Class A Common Stock pursuant to the provisions of this Article, the rights of such holders of Class B Common Stock as such shall cease and such holders shall be treated for all purposes as having become the record owners of the shares of Class A Common Stock issuable upon such conversion; provided, however, that such persons shall be entitled to receive when paid any dividends declared on the Class B Common Stock as of a record date preceding the time of such conversion and unpaid as of the time of such conversion subject to the following sentence. Any dividend which may have been declared on shares of Class B Common Stock which have been converted into shares of Class A Common Stock pursuant to the provisions of this Article, and for which the record date or payment date of such dividend is subsequent to such conversion date, shall be deemed to have been declared, and shall be payable, with respect to the shares of Class A Common Stock into or for which such shares of Class B Common Stock shall have been so converted, and any such dividend that shall have been declared on such shares payable in shares of Class B Common Stock (or in rights, options, warrants or other securities convertible into or exchangeable for shares of Class B Common Stock) shall be deemed to have been declared, and shall be payable, in shares of Class A Common Stock (or in rights, options, warrants or other securities convertible into or exchangeable for shares of Class A Common Stock).

(g) Prior to a Distribution of any shares of Class B Common Stock, holders of such shares of Class B Common Stock may (i) sell or otherwise dispose of or transfer any or all of such shares held by them, respectively, only in connection with a transfer that meets the qualifications of Section A(6)(h) below; or (ii) convert any or all of such shares of Class B Common Stock into shares of Class A Common Stock (including, but not limited to, for the purpose of the sale or other disposition of such shares of Class A Common Stock to any person) as provided in Section A(6)(a) above. Prior to a Distribution of any shares of Class B Common Stock, no one other than persons in whose names such shares of Class B Common Stock become registered on the stock ledger of the Corporation, or transferees or successive transferees who receive such shares of Class B Common Stock in connection with a transfer meeting the qualifications set forth in Section A(6)(h) below, shall have the status of a record owner or holder of such shares of Class B Common Stock or be recognized as such by the Corporation or be otherwise entitled to enjoy for his or her own benefit the special rights and powers of a holder of such shares of Class B Common Stock.

(h) Prior to a Distribution of any shares of Class B Common Stock, such shares of Class B Common Stock shall be transferred on the books of the Corporation upon presentation at the office of the Secretary of the Corporation (or at such additional place or places as may from time to time be designated by the Secretary or any Assistant Secretary of the Corporation) of proper transfer documents, accompanied by a certificate stating either that (i) such transfer is to any DFC Entity or (ii) such transfer is to the stockholders or creditors of DFC in connection with a Distribution.

(i) Prior to a Distribution of any shares of Class B Common Stock, every certificate representing such shares of Class B Common Stock, if any, shall bear a legend on its face reading as follows:

“THE SHARES OF CLASS B COMMON STOCK REPRESENTED BY THIS CERTIFICATE MAY NOT BE TRANSFERRED TO ANY PERSON IN CONNECTION WITH A TRANSFER THAT DOES NOT MEET THE QUALIFICATIONS SET FORTH IN SECTION A(6) IN ARTICLE FOURTH OF THE AMENDED AND RESTATED CERTIFICATE OF INCORPORATION OF THIS CORPORATION AND NO PERSON WHO RECEIVES SUCH SHARES IN CONNECTION WITH A TRANSFER THAT DOES NOT MEET THE QUALIFICATIONS PRESCRIBED IN SUCH ARTICLE IS ENTITLED TO OWN OR TO BE REGISTERED AS THE RECORD HOLDER OF SUCH SHARES OF CLASS B COMMON STOCK, BUT THE RECORD HOLDER OF THIS CERTIFICATE MAY AT SUCH TIME AND IN THE MANNER SET FORTH IN SECTION A(6) IN ARTICLE FOURTH OF THE AMENDED AND RESTATED CERTIFICATE OF INCORPORATION OF THIS CORPORATION CONVERT SUCH SHARES OF CLASS B COMMON STOCK INTO THE SAME NUMBER OF SHARES OF CLASS A COMMON STOCK FOR PURPOSES OF EFFECTING THE SALE OR OTHER DISPOSITION OF SUCH SHARES OF CLASS A COMMON STOCK TO ANY PERSON. EACH HOLDER OF THIS CERTIFICATE, BY ACCEPTING THE SAME, ACCEPTS AND AGREES TO ALL OF THE FOREGOING.”

Upon and after the transfer of any shares of Class B Common Stock in a Distribution, certificates for such shares of Class B Common Stock, if any, shall no longer bear the legend set forth above.

(j) The Corporation shall at all times reserve and keep available, out of its authorized but unissued Class A Common Stock, such number of shares of Class A Common Stock as would become issuable upon the conversion of all shares of Class B Common Stock then outstanding.

B. Preferred Stock

Shares of Preferred Stock may be issued from time to time in one or more series. The Board is hereby authorized to provide by resolution or resolutions from time to time for the issuance, out of the unissued shares of Preferred Stock, of one or more series of Preferred Stock, without stockholder approval, by filing a certificate pursuant to the applicable law of the State of Delaware (the “Preferred Stock Designation”), setting forth such resolution and, with respect to each such series, establishing the number of shares to be included in such series, and fixing the voting powers, full or limited, or no voting power of the shares of such series, and the designation, preferences and relative, participating, optional or other special rights, if any, of the shares of each such series and any qualifications, limitations or restrictions thereof. The powers, designation, preferences and relative, participating, optional and other special rights of each series of Preferred Stock, and the qualifications, limitations and restrictions thereof, if any, may differ from those of any and all other series at any time outstanding. The authority of the Board with respect to each series of Preferred Stock shall include, but not be limited to, the determination of the following:

(a) the designation of the series, which may be by distinguishing number, letter or title;

(b) the number of shares of the series, which number the Board may thereafter (except where otherwise provided in the Preferred Stock Designation) increase or decrease (but not below the number of shares thereof then outstanding);

(c) the amounts or rates at which dividends will be payable on, and the preferences, if any, of shares of the series in respect of dividends, and whether such dividends, if any, shall be cumulative or noncumulative;

(d) the dates on which dividends, if any, shall be payable;

(e) the redemption rights and price or prices, if any, for shares of the series;

(f) the terms and amount of any sinking fund, if any, provided for the purchase or redemption of shares of the series;

(g) the amounts payable on, and the preferences, if any, of shares of the series in the event of any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Corporation;

(h) whether the shares of the series shall be convertible into or exchangeable for, shares of any other class or series, or any other security, of the Corporation or any other corporation, and, if so, the specification of such other class or series or such other security, the conversion or exchange price or prices or rate or rates, any adjustments thereof, the date or dates at which such shares shall be convertible or exchangeable and all other terms and conditions upon which such conversion or exchange may be made;

(i) restrictions on the issuance of shares of the same series or any other class or series;

(j) the voting rights, if any, of the holders of shares of the series generally or upon specified events; and

(k) any other powers, preferences and relative, participating, optional or other special rights of each series of Preferred Stock, and any qualifications, limitations or restrictions of such shares,

all as may be determined from time to time by the Board and stated in the resolution or resolutions providing for the issuance of such Preferred Stock.

Without limiting the generality of the foregoing, the resolutions providing for issuance of any series of Preferred Stock may provide that such series shall be superior or rank equally or be junior to any other series of Preferred Stock to the extent permitted by law.

Any shares of Preferred Stock which may be redeemed, purchased or acquired by the Corporation may be reissued except as otherwise provided by law.

C. Reclassification.

1. Reclassification. Immediately upon the filing of this Certificate of Incorporation with the Secretary of State of the State of Delaware (the “Effective Time”), each share of common stock, par value $0.01 per share, of the Corporation (the “Old Common Stock”) issued and outstanding immediately prior to the Effective Time shall be automatically reclassified as and converted into one share of Class B Common Stock (the “Reclassification”).

2. Certificates. The Reclassification shall be deemed to occur at the Effective Time, regardless of when any certificate previously representing such shares of Old Common Stock (if such shares are held in certificated form) are physically surrendered to the Corporation in exchange for certificates representing Class B Common Stock. Each certificate outstanding immediately prior to the Effective Time representing shares of Old Common Stock shall, until surrendered to the Corporation in exchange for a certificate representing such shares of Class B Common Stock, automatically represent from and after the Effective Time the number of shares of Class B Common Stock prescribed by Section C(1) above.

3. Status. The Corporation shall not close its books against the transfer of Old Common Stock in any manner that interferes with the Reclassification. All shares of Class B Common Stock outstanding by operation of the Reclassification shall be duly and validly issued, fully paid and nonassessable and free from all taxes, liens and charges.

FIFTH: This Article FIFTH is inserted for the management of the business and for the conduct of the affairs of the Corporation.

A. General Powers. The business and affairs of the Corporation shall be managed by or under the direction of the Board, except as otherwise provided by law.

B. Number of Directors; Election of Directors. Subject to the rights of holders of any series of Preferred Stock to elect directors, the number of the directors of the Corporation shall be fixed from time to time by resolution of the Board. Other than directors who may be elected by the holders of shares of any series of Preferred Stock or pursuant to any resolution or resolutions providing for the issuance of such stock adopted by the Board, each director shall be elected by the vote of the majority of the votes cast with respect to that director’s election at any meeting for the election of directors at which a quorum is present, provided that if, as of the 10th day preceding the date the Corporation first mails its notice of meeting for such meeting to the stockholders of the Corporation, the number of nominees exceeds the number of directors to be elected, the directors shall be elected by the vote of a plurality of the votes cast. For purposes of this Section B, a majority of votes cast shall mean that the number of votes cast “for” a director’s election exceeds the number of votes cast “against” that director’s election (with “abstentions” and “broker nonvotes” not counted as votes cast either “for” or “against” any director’s election).

C. Classes of Directors.

1. Subject to the rights of holders of any series of Preferred Stock to elect directors, the Board shall be and is divided into three classes, designated Class I, Class II and Class III. Each class shall consist, as nearly as may be possible, of one-third of the total number of directors constituting the entire Board. The Board is authorized to assign members of the Board already in office to Class I, Class II or Class III at the time such classification becomes effective.

2. Notwithstanding the foregoing, commencing with the election of directors at the third annual meeting of stockholders of the Corporation held following the effectiveness of this Certificate of Incorporation (the “Third Annual Meeting”), pursuant to Section 141(d) of the DGCL (“Section 141(d)”), the Board shall be divided into two classes of directors, Class I and Class II, with the directors in Class I having a term that expires at the fourth annual meeting of stockholders of the Corporation held following the effectiveness of this Certificate of Incorporation (the “Fourth Annual Meeting”) and the directors in Class II having a term that expires at the fifth annual meeting of stockholders of the Corporation held following the effectiveness of this Certificate of Incorporation (the “Fifth Annual Meeting”). The directors who, immediately prior to the election of directors at the Third Annual Meeting, were members of Class III and whose terms as Class III directors expire at the Third Annual Meeting shall be automatically assigned and shall stand for election by the stockholders at the Third Annual

Meeting, to Class I; the directors who, immediately prior to the election of directors at the Third Annual Meeting, were members of Class I and whose terms as Class I directors were scheduled to expire at the Fourth Annual Meeting shall remain members of Class I; and the directors who, immediately prior to the election of directors at the Third Annual Meeting, were members of Class II and whose terms as Class II directors were scheduled to expire at the Fifth Annual Meeting shall remain members of Class II.

3. Notwithstanding the foregoing, commencing with the election of directors at the Fourth Annual Meeting, pursuant to Section 141(d), the Board shall be divided into one class of directors, Class II, with the directors in Class II having a term that expires at the Fifth Annual Meeting. The directors who, immediately prior to the election of directors at the Fourth Annual Meeting, were members of Class I and whose terms as Class I directors were scheduled to expire at the Fourth Annual Meeting shall be automatically assigned, and shall stand for election by the stockholders at the Fourth Annual Meeting, to Class II, and the directors who immediately prior to the election of directors at the Fourth Annual Meeting, were members of Class II shall remain members of Class II.

4. Notwithstanding the foregoing, commencing with the election of directors at the Fifth Annual Meeting, the Board shall cease to be classified as provided for in Section 141(d), all directors shall stand for election by the stockholders annually, and each director elected by the stockholders at the Fifth Annual Meeting and each annual meeting of the Corporation’s stockholders thereafter shall be elected for a term expiring at the next annual meeting of the Corporation’s stockholders.

D. Terms of Office. Subject to the rights of holders of any series of Preferred Stock to elect directors and Section C of this Article FIFTH, each director shall serve for a term ending on the date of the third annual meeting of the Corporation’s stockholders following the annual meeting of the Corporation’s stockholders at which such director was elected; provided that each director initially assigned to Class I shall serve for a term expiring at the first annual meeting of the Corporation’s stockholders held following the effectiveness of this Certificate of Incorporation; each director initially assigned to Class II shall serve for a term expiring at the second annual meeting of the Corporation’s stockholders held following the effectiveness of this Certificate of Incorporation; and each director initially assigned to Class III shall serve for a term expiring at the Third Annual Meeting; provided further, that the term of each director shall continue until the election and qualification of his or her successor and be subject to his or her earlier death, disqualification, resignation or removal.

E. Quorum. The greater of (a) a majority of the directors at any time in office and (b) one-third of the number of directors fixed pursuant to Section B of this Article FIFTH shall constitute a quorum of the Board. If at any meeting of the Board there shall be less than a quorum, a majority of the directors present may adjourn the meeting from time to time without further notice other than announcement at the meeting, until a quorum shall be present.

F. Action at Meeting. Every act or decision done or made by a majority of the directors present at a meeting duly held at which a quorum is present shall be regarded as the act of the Board unless a greater number is required by law or by this Certificate of Incorporation.

G. Vacancies. Subject to the rights of holders of any series of Preferred Stock, any newly created directorship that results from an increase in the number of directors or any vacancy on the Board that results from the death, disability, resignation, disqualification or removal of any director or from any other cause shall be filled solely by the affirmative vote of a majority of the total number of directors then in office, even if less than a quorum, or by a sole remaining director and shall not be filled by the stockholders. Any director elected to fill a vacancy not resulting from an increase in the number of directors shall hold office for the remaining term of his or her predecessor.

H. Removal. Any director or the entire Board may be removed from office at any time, but only for cause and only by the affirmative vote of the holders of shares representing at least a majority of the votes that would be entitled to be cast on such matter by the then-outstanding shares of all classes and series of capital stock of the Corporation at any annual or special meeting of stockholders, voting together as a single class; provided, however, that, from and after the date that DFC Entities cease to beneficially own shares of Common Stock representing at least a majority of the votes entitled to be cast by the then-outstanding shares of all classes and series of capital stock of the Corporation entitled generally to vote on the election of the directors of the Corporation (or any class thereof) at any annual or special meeting of stockholders, any director or the entire Board may be removed from office at any time, but only for cause and only by the affirmative vote of the holders of shares representing at least 75% of the votes that would be entitled to be cast on such matter by the then-outstanding shares of all classes and series of capital stock of the Corporation at any annual or special meeting of stockholders, voting together as a single class. Notwithstanding the foregoing, from and after the Fourth Annual Meeting, any director or the entire Board may be removed from office, at any time, with or without cause, only by the affirmative vote of the holders of shares representing at least a majority of the votes that would be entitled to be cast on such matter by the then-outstanding shares of all classes and series of capital stock of the Corporation at any annual or special meeting of stockholders, voting together as a single class; provided, however, that, from and after the date that DFC Entities cease to beneficially own shares of Common Stock representing at least a majority of the votes entitled to be cast by the then-outstanding shares of all classes and series of capital stock of the Corporation entitled generally to vote on the election of the directors of the Corporation (or any class thereof) at any annual or special meeting of stockholders, any director or the entire Board may be removed from office at any time, with or without cause, only by the affirmative vote of the holders of shares representing at least 75% of the votes that would be entitled to be cast on such matter by the then-outstanding shares of all classes and series of capital stock of the Corporation at any annual or special meeting of stockholders, voting together as a single class.

I. Committees. Pursuant to the By-laws, the Board may establish one or more committees to which may be delegated any or all of the powers and duties of the Board to the full extent permitted by law.

J. Stockholder Nominations and Introduction of Business. Advance notice of stockholder nominations for election of directors and other business to be brought by stockholders before a meeting of stockholders shall be given in the manner provided by the By-laws.

SIXTH: Unless and except to the extent that the By-laws shall so require, the election of directors of the Corporation need not be by written ballot.

SEVENTH: To the fullest extent permitted by the DGCL as it now exists and as it may hereafter be amended, no director of the Corporation shall be personally liable to the Corporation or any of its stockholders for monetary damages for breach of fiduciary duty as a director; provided, however, that nothing contained in this Article SEVENTH shall eliminate or limit the liability of a director (i) for any breach of the director’s duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) pursuant to the provisions of Section 174 of the DGCL, or (iv) for any transaction from which the director derived an improper personal benefit. No repeal or modification of this Article SEVENTH shall apply to or have any adverse effect on any right or protection of, or any limitation of the liability of, a director of the Corporation existing at the time of such repeal or modification with respect to acts or omissions occurring prior to such repeal or modification.

EIGHTH: The Corporation shall, to the fullest extent permitted by the provisions of Section 145 of the DGCL, as the same may be amended and supplemented, indemnify any person who is or was a director or officer of the Corporation from and against any and all of the expenses, liabilities or other matters referred to in or covered by Section 145 of the DGCL, and the indemnification provided for herein shall not be deemed exclusive of any other rights to which those indemnified may be entitled under any By-laws of the Corporation, agreement, vote of stockholders or disinterested directors or otherwise and shall continue as to a person who has ceased to be a director or officer and shall inure to the benefit of the heirs, executors and administrators of such a person.

The Corporation shall, to the fullest extent permitted by the DGCL, advance all costs and expenses (including, without limitation, attorneys’ fees and expenses) incurred by any current or former director or officer within 15 days of presentation of same to the Corporation, with respect to any one or more actions, suits or proceedings, whether civil or criminal, administrative or investigative, so long as the Corporation receives from such current or former director or officer an unsecured undertaking to repay such expenses if it shall ultimately be determined that such director or officer is not entitled to be indemnified by the Corporation under the DGCL. Such obligation to advance costs and expenses shall include, without limitation, costs and expenses incurred in asserting affirmative defenses, counterclaims and cross-claims.

The Corporation may, to the extent authorized from time to time by the Board, grant rights to indemnification and to advancement of expenses to any employee or agent of the Corporation up to the extent that the provisions of this Article EIGHTH permit the indemnification and advancement of expenses of directors and officers of the Corporation.

Any repeal or modification of this Article EIGHTH shall not adversely affect any right to indemnification or to advancement of expenses of any person existing at the time of such repeal or modification with respect to any matters occurring prior to such repeal or modification.

NINTH: The Corporation elects not to be governed by Section 203 of the DGCL until the first date on which DFC Entities cease to beneficially own shares of capital stock representing at least 15% of the votes entitled to be cast by the then-outstanding shares of all classes and series of capital stock of the Corporation entitled generally to vote on the election of the directors of the Corporation (or any class thereof) at any annual or special meeting of stockholders, at which date Section 203 of the DGCL shall apply prospectively to the Corporation.

TENTH: Subject to the terms of any series of Preferred Stock, any action required or permitted to be taken by the stockholders of the Corporation must be effected at an annual or special meeting of the stockholders and may not be effected by written consent in lieu of a meeting; provided, however, notwithstanding the foregoing, any action required or permitted to be taken by the stockholders may be taken without a meeting, without prior notice and without a vote, if a consent or consents in writing, setting forth the action to be taken, are signed by the holders of outstanding stock having at least the minimum number of votes necessary to authorize such action, for so long as DFC Entities beneficially own shares of Common Stock representing at least a majority of the votes that would be entitled to be cast on such action.

ELEVENTH: Special meetings of stockholders for any purpose or purposes may be called at any time by the Board, the Lead Director, the Chairman of the Board or the Chief Executive Officer of the Corporation, and may not be called by another other person or persons. Business transacted at any special meeting of stockholders shall be limited to matters relating to the purpose or purposes stated in the notice of meeting.

TWELFTH: The Corporation reserves the right at any time from time to time to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, and any other provisions authorized by the DGCL may be added or inserted, in the manner now or hereafter prescribed by law; and all rights, preferences and privileges of whatsoever nature conferred upon stockholders, directors or any other persons whomsoever by and pursuant to this Certificate of Incorporation in its present form or as hereafter amended are granted subject to the right reserved in this Article TWELFTH. Notwithstanding any other provision of this Certificate of Incorporation or any provision of law that might otherwise permit a lesser vote or no vote, but in addition to any affirmative vote of the holders of any series of Preferred Stock required by law, by this Certificate of Incorporation or by any Preferred Stock Designation, the affirmative vote of holders of shares representing at least a majority of the votes that would be entitled to be cast on such matter by the then-outstanding shares of all classes and series of capital stock of the Corporation at any annual or special meeting of stockholders, voting together as a single class, shall be required to amend, alter, change or repeal any provision of this Certificate of Incorporation, or to adopt any new provision of this Certificate of Incorporation; provided, however, from and after the date that DFC Entities cease to beneficially own shares of Common Stock representing at least a majority of the votes entitled to be cast by the then-outstanding shares of all classes and series of capital stock of the Corporation entitled generally to vote on the election of the directors of the Corporation (or any class thereof) at any annual or special meeting of stockholders, the affirmative vote of the holders of shares representing at least 75% of the votes that would be entitled to be cast on such matter by the then-outstanding shares of all classes and series of capital stock of the Corporation at any annual or special meeting of stockholders, voting together as a single class, shall be required to amend, alter, change or repeal, or adopt any provision inconsistent with, any of Article FIFTH, Article SEVENTH, Article EIGHTH, Article NINTH, Article TENTH, Article ELEVENTH, Article THIRTEENTH, Article FOURTEENTH, Article FIFTEENTH and this sentence of this Certificate of Incorporation, or in each case, the definition of any capitalized terms used therein or any successor provision (including, without limitation, any such article or section as renumbered as a result of any amendment, alteration, change, repeal or adoption of any other provision of this Certificate of Incorporation). Any amendment, repeal, modification or expiration of any of Article SEVENTH, Article EIGHTH, Article THIRTEENTH and this sentence shall not adversely affect any right or protection of any person existing thereunder with respect to any act or omission occurring prior to such repeal or modification.

THIRTEENTH:

A. This Article THIRTEENTH anticipates the possibility that (1) one or more DFC Entities may be a controlling, majority or significant stockholder of the Corporation, (2) certain DFC Officials may also serve as Corporation Officials, (3) the Corporation Entities and the DFC Entities may, from time to time, (a) engage in the same, similar or related activities or lines of business or other business activities that overlap or compete with those of the other and (b) have an interest in the same areas of corporate opportunities, and (4) benefits may be derived by the Corporation Entities through their contractual, corporate and business relations with the DFC Entities. The provisions of this Article THIRTEENTH shall, to the fullest extent permitted by law, define the conduct of certain affairs of the Corporation Entities and Corporation Officials as they may involve the DFC Entities, and the powers, rights, duties and liabilities of the Corporation Entities and Corporation Officials in connection therewith.

B. No contract, agreement, arrangement or transaction (or any amendment, modification or termination thereof) entered into between any Corporation Entity, on the one hand, and any DFC Entity, on the other hand, before the Corporation ceases to be a wholly owned subsidiary of DFC shall be void or voidable or be considered unfair to the Corporation or any Corporation Affiliate for the reason that any DFC Entity is a party thereto, or because any DFC Official is a party thereto, or because any DFC Official was present at or participated in any meeting of the Board, or committee thereof, or the board of directors, or committee thereof, of any Corporation Affiliate, that authorized the contract, agreement, arrangement or transaction (or any amendment, modification or termination thereof), or because his, her or their votes were counted for such purpose. No such contract, agreement, arrangement or transaction (or any amendment, modification or termination thereof) or the performance thereof by any Corporation Entity shall be considered to be contrary to any fiduciary duty owed to any of the Corporation Entities or to any of their respective stockholders by any DFC Entity or by any Corporation Official (including any Corporation Official who may have been a DFC Official) and each such Corporation Official shall be deemed to have acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the Corporation Entities, and shall be deemed not to have breached his or her duties of loyalty to the Corporation Entities and their respective stockholders, and not to have derived an improper personal benefit therefrom. No Corporation Official shall have or be under any fiduciary duty to any Corporation Entity or its stockholders to refrain from acting on behalf of any such Corporation Entity (or on behalf of any DFC Entity if such Corporation Official is also a DFC Official) in respect of any such contract, agreement, arrangement or transaction (or any amendment, modification, or termination thereof) or to refrain from performing any such contract, agreement, arrangement or transaction (or any amendment, modification or termination thereof) in accordance with its terms.

C. The Corporation may from time to time enter into and perform, and cause or permit any Corporation Affiliate to enter into and perform, one or more agreements (or amendments or modifications to pre-existing agreements) with any one or more of the DFC Entities pursuant to which any one or more Corporation Entities, on the one hand, and any one or more of the DFC Entities, on the other hand, agree to engage in transactions of any kind or nature, or agree to compete, or to refrain from competing or to limit or restrict their competition, with each other (or with any one or more other DFC Entities or Corporation Entities, respectively), including to allocate and to cause Corporation Officials and DFC Officials (including any person who is both a Corporation Official and a DFC Official) to allocate or refer opportunities between such Corporation Entities and DFC Entities. To the fullest extent permitted by law, neither any such agreement, nor the performance thereof by any Corporation Entity or any DFC Entity, shall be considered contrary to (1) any fiduciary duty that any DFC Entity may owe to any Corporation Entity, or its stockholders, by reason of any DFC Entity being, directly or indirectly, a controlling, majority or significant stockholder of any such Corporation Entity or participating in the control of any such Corporation Entity or (2) any fiduciary duty that any Corporation Official who is also a DFC Official may owe to any Corporation Entity or its stockholders. To the fullest extent permitted by law, no DFC Entity, by reason of being, directly or indirectly, a controlling, majority or significant stockholder of any Corporation Entity or participant in control of any Corporation Entity, shall have or be under any fiduciary duty to refrain from entering into any agreement or participating in any transaction referred to above, and no Corporation Official who is also a DFC Official shall have or be under any fiduciary duty to any Corporation Entity, or its stockholders, to refrain from acting on behalf of any Corporation Entity or any DFC Entity in respect of any such agreement or transaction or performing any such agreement in accordance with its terms.

D. Except as otherwise agreed in writing between the Corporation and DFC, the DFC Entities shall, to the fullest extent permitted by law, have no duty to refrain from (1) engaging in the same or similar activities or lines of business as any Corporation Entity, (2) doing business with any client, customer or vendor of any Corporation Entity or (3) employing or otherwise engaging or soliciting for such purpose, any officer, director or employee of any Corporation Entity. To the fullest extent permitted by law, no DFC Entity shall be deemed to have breached its fiduciary duties, if any, to any Corporation Entity, or its stockholders, solely by reason of engaging in any activity described in clauses (1) through (3) of the immediately preceding sentence. If any DFC Entity is offered, or acquires knowledge, of a potential transaction or business opportunity that is or may be a corporate opportunity for any Corporation Entity, the Corporation, on behalf of itself and each Corporation Affiliate, to the fullest extent permitted by law, renounces any interest or expectancy in such potential transaction or business opportunity or being offered an opportunity to participate therein and waives any claim that such potential transaction or business opportunity constituted a corporate opportunity that should have been presented to any Corporation Entity. In the case of any potential transaction or business opportunity in which the Corporation has renounced its interest and expectancy in the immediately preceding sentence, the DFC Entities shall, to the fullest extent permitted by law, not be liable to any Corporation Entity, or its stockholders, for breach of any fiduciary duty as a direct or indirect stockholder of any Corporation Entity by reason of the fact that any one or more of the DFC Entities pursues or acquires such potential transaction or business opportunity for itself, directs such potential transaction or business opportunity to another person or entity, or otherwise does not communicate information regarding such potential transaction or business opportunity to the Corporation or any Corporation Affiliate.

E. 1. If a Corporation Official who is also a DFC Official is offered, or acquires knowledge, of a potential transaction or business opportunity that is or may be a corporate opportunity for any Corporation Entity, the Corporation, on behalf of itself and each Corporation Affiliate, to the fullest extent permitted by law except as provided in Section E(3) of this Article THIRTEENTH, renounces any interest or expectancy in such potential transaction or business opportunity or being offered an opportunity to participate therein and waives any claim that such potential transaction or business opportunity constituted a corporate opportunity that should have been presented to the Corporation or any such Corporation Affiliate.

2. If a Corporation Official who is also a DFC Official is offered, or acquires knowledge, of a potential transaction or business opportunity that is or may be a corporate opportunity for any Corporation Entity in any manner, such Corporation Official shall have no duty to communicate or present such potential transaction or business opportunity to the Corporation or any Corporation Affiliate and shall, to the fullest extent permitted by law, not be liable to any Corporation Entity, or its stockholders, for breach of any fiduciary duty as a Corporation Official, including without limitation by reason of the fact that any one or more of the DFC Entities pursues or acquires such potential transaction or business opportunity for itself, directs such potential transaction or business opportunity to another person or entity, or otherwise does not communicate information regarding such potential transaction or business opportunity to the Corporation or any Corporation Affiliate.

3. Notwithstanding anything to the contrary in this Section E, the Corporation does not renounce any interest or expectancy it may have in any corporate opportunity that is expressly offered to any Corporation Official in writing solely in his or her capacity as a Corporation Official.

F. No amendment or repeal of this Article THIRTEENTH shall apply to or have any effect on the liability or alleged liability of any DFC Entity or Corporation Official for or with respect to any corporate opportunity that such DFC Entity or Corporation Official was offered, or of which such DFC Entity or Corporation Official acquired knowledge, prior to such amendment or repeal.

G. In addition to, and notwithstanding the foregoing provisions of this Article THIRTEENTH, a potential transaction or business opportunity (1) that the Corporation Entities are not financially able, contractually permitted or legally able to undertake, or (2) that is, from its nature, not in the line of the Corporation Entities’ business, is of no practical advantage to any Corporation Entity or that is one in which no Corporation Entity has any interest or reasonable expectancy, shall not, in any such case, be deemed to constitute a corporate opportunity belonging to the Corporation, or any Corporate Affiliate, and the Corporation, on behalf of itself and each Corporation Affiliate, to the fullest extent permitted by law, hereby renounces any interest or expectancy therein or being offered an opportunity to participate therein.

H. Anything in this Certificate of Incorporation to the contrary notwithstanding, the provisions of Sections C, D, E, F and G of this Article THIRTEENTH shall automatically terminate, expire and have no further force and effect from and after the date on which the DFC Entities collectively cease to beneficially own shares of Common Stock representing at least 20% of the votes entitled to be cast by the then-outstanding shares of all classes and series of capital stock of the Corporation entitled generally to vote on the election of the directors of the Corporation (or any class thereof) at any annual or special meeting of stockholders; provided that such automatic termination, expiration and failure to have further force and effect shall not apply to or have any effect on the liability or alleged liability of any DFC Entity or Corporation Official for or with respect to any corporate opportunity that such DFC Entity or Corporation Official was offered, or of which such DFC Entity or Corporation Official acquired knowledge, prior to such automatic termination, expiration and failure to have further force and effect.

FOURTEENTH: In furtherance and not in limitation of the powers conferred upon it by law, the Board is expressly authorized and empowered to adopt, amend and repeal the By-laws by the affirmative vote of a majority of the total number of directors present at a regular or special meeting of the Board at which there is a quorum or by written consent. Notwithstanding any other provision of this Certificate of Incorporation or any provision of law that might otherwise permit a lesser vote or no vote, but in addition to any affirmative vote of the holders of any series of Preferred Stock required by law, by this Certificate of Incorporation or by any Preferred Stock Designation, the By-laws may also be amended, altered or repealed and new By-laws may be adopted (i) so long as DFC Entities beneficially own shares of Common Stock representing at least a majority of the votes entitled to be cast by the then-outstanding shares of all classes and series of capital stock of the Corporation entitled generally to vote on the election of the directors of the Corporation (or any class thereof) at any annual or special meeting of stockholders, by the affirmative vote of the holders of shares representing at least a majority of the votes that would be entitled to be cast on such matter by the then-outstanding shares of all classes and series of capital stock of the Corporation at any annual or special meeting of stockholders, voting together as a single class, and (ii) once DFC Entities cease to beneficially own shares of Common Stock representing at least a majority of the votes entitled to be cast by the then-outstanding shares of all classes and series of capital stock of the Corporation entitled generally to vote on the election of the directors of the Corporation (or any class thereof) at any annual or special meeting of stockholders, by the affirmative vote of the holders of shares representing at least 75% of the votes that would be entitled to be cast on such matter by the then-outstanding shares of all classes and series of capital stock of the Corporation at any annual or special meeting of stockholders, voting together as a single class.

FIFTEENTH: Unless the Corporation consents in writing to the selection of an alternative forum, any state or federal court located within the State of Delaware shall, to the fullest extent permitted by law, be the sole and exclusive forum for (1) any derivative action or proceeding brought on behalf of the Corporation, (2) any action asserting a claim of breach of a fiduciary duty owed by, or other wrongdoing by, any director, officer, employee or agent of the Corporation to the Corporation or the Corporation’s stockholders, (3) any action asserting a claim arising pursuant to any provision of the DGCL, this Certificate of Incorporation or the By-laws, (4) any action to interpret, apply, enforce or determine the validity of this Certificate of Incorporation or the By-laws, or (5) any action asserting a claim governed by the internal affairs doctrine, in each such case subject to said court having personal jurisdiction over the indispensable parties named as defendants therein. Any person purchasing or otherwise acquiring any interest in shares of capital stock of the Corporation shall be deemed to have notice of and consented to the provisions of this Article.

SIXTEENTH: Except as otherwise defined in this Certificate of Incorporation, the following terms shall have the meanings ascribed to them below:

A. “beneficial ownership” (or words or phrases of similar import) shall have the meaning given to such term in Rule 13d-3 promulgated under the Securities Exchange Act of 1934, as amended;

B. “corporate opportunity” shall include, but not be limited to, business opportunities that (1) the Corporation or any Corporation Affiliate is financially able to undertake, (2) are, from their nature, in the line of the Corporation’s or any Corporation Affiliate’s business, and (3) are of practical advantage to the Corporation or any Corporation Affiliate and ones in which the Corporation or any Corporation Affiliate, but for the provisions of Article THIRTEENTH, would have an interest or a reasonable expectancy;

C. “Corporation Affiliate” shall mean (1) any person of which the Corporation is the beneficial owner (directly or indirectly) of 20% or more of the outstanding voting stock, voting power, partnership interests or similar voting interests or (2) any other person that (directly or indirectly) is controlled by the Corporation;

D. “Corporation Entity” shall mean any one or more of the Corporation and the Corporation Affiliates;

E. “Corporation Official” shall mean each person who is a director or an officer (or both) of the Corporation or one or more Corporation Affiliates;

F. “DFC” shall mean Dean Foods Company, a Delaware corporation, any of its successors by way of merger or share exchange, any acquiror of all or substantially all of its assets and any person of which Dean Foods Company becomes a subsidiary;

G. “DFC Affiliate” shall mean, other than the Corporation or any Corporation Affiliate, (1) any person of which DFC is the beneficial owner (directly or indirectly) of 20% or more of the outstanding voting stock, voting power, partnership interests or similar voting interests or (2) any other person that (directly or indirectly) is controlled by DFC, controls DFC or is under common control with DFC;

H. “DFC Entity” shall mean any one or more of DFC and the DFC Affiliates; provided, however, notwithstanding the foregoing, solely for purposes of Article FOURTH, “DFC Entity” shall mean any one or more of DFC and its subsidiaries (other than any Corporation Entity);

I. “DFC Official” shall mean each person who is a director or an officer (or both) of DFC or one or more DFC Affiliates;

J. “person” shall mean a natural person, corporation, partnership, limited liability company, joint venture, association or legal entity of any kind; each reference to a “natural person” (or to a “record holder” of shares, if a natural person) shall be deemed to include in his or her representative capacity a guardian, committee, executor, administrator or other legal representative of such natural person or record holder;

K. “subsidiary” shall mean, as to any person, a corporation, partnership, limited liability company, joint venture, association or other entity in which such person beneficially owns (directly or indirectly) 50% or more of the outstanding voting power or partnership interests or similar voting interests; and

L. “transfer” shall mean any sale, assignment, pledge, hypothecation, transfer or other disposition or encumbrance of a share of the Corporation’s capital stock, or any beneficial interest therein.

For purpose of the foregoing definitions, the term “control” (including the terms “controlling,” “controlled by” and “under common control with”) means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of an entity, whether through the ownership of voting securities, by contract, or otherwise.

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IN WITNESS WHEREOF, the undersigned has executed this Amended and Restated Certificate of Incorporation as of this     day of             , 2012.

By:
Name:
Title:

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